Exhibit 99.1

KULR Acquires IP Rights from Centropy AB

Acquisition Provides Advanced Carbon Fiber Heatsink Solutions for High Power Computing Applications

SAN DIEGO / GLOBENEWSWIRE / December 07, 2021 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, today announced it has acquired the patented intellectual property (“IP”) rights from Centropy AB ("Centropy"). The acquisition brings advanced carbon fiber based heatsink technology for high power computing (“HPC”) applications that strengthen KULR’s portfolio of thermal management solutions for cloud computing, AI, and crypto mining applications.

Centropy's cooling solutions will be integrated into KULR's existing technology portfolio – targeting air and liquid-cooling of HPC applications such as crypto mining, cloud computing, and AR/VR simulations. Combining Centropy's proprietary process of utilizing carbon fibers in cooling technology for electronic components used in aerospace, automotive, data centers, and other high-performance applications with KULR's innovation, productization, and commercialization capabilities, provides a dependable tailwind for the Company’s HPC technology development going forward.

High power computing applications, such as industrial bitcoin mining operations, are comprised of thousands of computers stacked on shelves in warehouses surrounded by large-scale fans where electricity can account for about 80% of a miner’s operating cost. With the joint capabilities of Centropy and KULR’s technology, crypto miners would now be able to conduct operations more efficiently and effectively.

"We appreciate the dedication and innovation Centropy put into this technology," said KULR CEO, Michael Mo. "I believe KULR will be a great home for the technologies that the Centropy team has dedicated their hard work towards because we know firsthand it takes tremendous resources and innovation to invent a solution, productize it, and a tremendous amount of diligence and infrastructure to commercialize it. KULR intends to be a staunch custodian and conduit for Centropy’s cutting-edge technology, advancing a complete suite of solutions as well as other innovative thermal management technologies that will result from IP acquisitions.”

Jesper Eman, CEO of Centropy AB added: "We are very pleased and proud to work with KULR as we look to leverage our IP and take it to commercialization. We also realize it takes a lot of expertise and resources in productization, manufacturing and commercialization to take our technologies to mass markets. The partner to help us get there is KULR, which is the leader in carbon fiber thermal management technologies for the most advanced and demanding applications. Their products are trusted and used by NASA and other well-respected commercial and governmental partners. We look forward to the times ahead, as we strongly believe KULR is the ideal home for our technologies to realize their full potential."

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Relations:

Annika Harper

The Antenna Group

KULR@antennagroup.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com